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                                                                     Exhibit 1.1

                             BRUNSWICK CORPORATION

                            (a Delaware corporation)

                           (Par Value $.75 Per Share)


                       FORM OF EQUITY PURCHASE AGREEMENT



                           ________________ __, 199_


To the [Representatives of the Underwriters named in Schedule A]


Ladies and Gentlemen:

         Brunswick Corporation, a Delaware corporation (the "Company"), confirms its agreement with you and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective number of [shares of Common Stock, par value $.75 per share][shares of Preferred Stock, par value $.75 per share][depositary shares representing shares of preferred stock, par value $.75 per share], of the Company [("Common Stock")][("Preferred Stock")][the "Depositary Shares")] set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ________ additional [shares of Common Stock][shares of Preferred Stock][Depositary Shares] to cover over-allotments, in each case except as may otherwise be provided in the Price Determination Agreement, as hereinafter defined. The aforesaid _____________ [shares of Common Stock][shares of Preferred Stock][Depositary Shares] set forth on Schedule A hereto (the "Initial Shares") to be purchased by the Underwriters and all or any part of the ________ [shares of Common Stock][shares of Preferred Stock][Depositary Shares] subject to the option described in Section 2(b) hereof (the "Option Shares") are collectively hereinafter called the "Shares."
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         You have advised us that you and the other Underwriters, acting severally and not jointly, desire to purchase the Initial Shares and, if the Underwriters so elect, the Option Shares and that you have been authorized by the other Underwriters to execute this Agreement and the Price Determination Agreement referred to below on their behalf.

         The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "the Agreement" shall be deemed to include, the Price Determination Agreement.

         [If the Prospectus (as defined below) so provides, the Preferred Stock will be deposited by the Company against delivery of receipts (the "Depositary Receipts") to be issued by a depositary to be named by the Company (the "Depositary") under a deposit agreement, dated as of a date specified in the Prospectus (the "Deposit Agreement"), between the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder and evidencing Shares. Each Share will represent the number of deposited shares of Preferred Stock specified in the Prospectus.]

         [The terms and rights of any particular issuance of [Preferred Stock] [Depositary Shares] shall be as specified in or pursuant to a resolution or resolutions of the Board of Directors of the Company or a duly authorized committee thereof and set forth in a certificate of designations (the "Certificate of Designations") to be filed with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (the "General Corporation Law)".]

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333- ________), including a basic prospectus, relating to certain of its securities, including the Shares, and the offering thereof from time to time, in accordance with Rule 415 under the





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Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement," and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Price Determination Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                 (i) At the time the Registration Statement became effective (the "Effective Time") and at the date hereof the Registration Statement and the Prospectus complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"); at the Effective Time and at the





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         date hereof, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the Effective Time, at the date hereof and at the Closing Time, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee on Form T-1 under the 1939 Act ("Form T- 1") or to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the trustee or any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

                 (ii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                 (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company's





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         Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Price Determination Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (vi) Each subsidiary of the Company which is a significant subsidiary (a "Subsidiary") as defined in Rule 405 of the 1933 Act Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Description of Capital Stock--General" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to employee benefit plans as described in the Prospectus); the shares of issued and outstanding Common





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         Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement [and when the Certificate of Designations is duly executed, filed, recorded and is in effect under the General Corporation Law,] against payment of the consideration set forth in the Price Determination Agreement, will be validly issued and fully paid and non-assessable; the capital stock of the Company conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Shares is not subject to preemptive or other similar rights. [The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and when the Certificate of Designations is duly executed, filed, recorded and is in effect under the General Corporation Law, the Preferred Stock to be issued in connection with the Shares shall be validly issued, fully paid and non- assessable and the issuance of such Preferred Stock will not be subject to any preemptive or similar rights.]

                 [(__) Assuming due issuance by the Depositary of Depositary Receipts evidencing the Preferred Stock to be delivered by the Company against the deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts are duly and validly issued and the persons in whose names such Depositary Receipts are registered shall be entitled to the rights specified therein and in the Deposit Agreement.]

                 (viii) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject; and the execution, delivery and performance of this Agreement [, the Deposit Agreement] and the Price Determination Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the





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         Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by- laws of the Company or any of the Subsidiaries under any applicable law, administrative regulation or administrative or court decree.

                 (ix) Other than as disclosed in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement [or the Deposit Agreement]; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                 (x) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material





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         adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws.

                 (xii) The Company and the Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xiii) This Agreement has been, and, at the Representation Date, the Price Determination Agreement [and the Deposit Agreement] will have been, duly executed and delivered by the Company.

                 (xiv) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                 (xv) The Company and the Subsidiaries have good and sufficient title to all property described or referred to in the Registration Statement as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances, with such exceptions as are described or referred to in the Registration Statement or as are not material to the condition, financial or otherwise, or to the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xvi) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regula-





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         tions"), and, when read together with the other information in the
         Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Price Determination Agreement, the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Price Determination Agreement), plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _________ [shares of Common Stock] [shares of Preferred Stock) [Depositary Shares] at the price per share set forth in the Price Determination Agreement. The option hereby granted will expire 30 days after the Representation Date and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of





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Option Shares then being purchased which the number of Initial Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Shares (except as otherwise provided in the Price Determination Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment of the purchase price for, and delivery of certificates for, the Initial Shares shall be made at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Chicago time) on the third business day (unless postponed in accordance with the provisions of Section 10) after execution of the Price Determination Agreement unless the Price Determination Agreement is executed after 4:30 p.m., in which case on the fourth business day thereafter, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices of Mayer, Brown & Platt, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to the [Representatives] [the Depositary] for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Option Shares, if any, which it has agreed to purchase [(it being understood that any Preferred Stock to be issued in connection with any Shares shall be transferred and delivered by or on behalf of the Company to the Depositary for deposit pursuant to the Deposit Agreement against issuance to the Representatives for the respective accounts of the several Underwriters of one or more Depositary Receipts evidencing the Shares to be purchased by each Underwriter)]. You, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Shares or the Option Shares, if any, to be purchased by any Underwriter whose





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money has not been received by the Closing Time or the relevant Date of
Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Shares and the Option Shares, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. [Depositary Receipts evidencing any Shares to be purchased hereunder, in definitive form and registered in such names as provided above, shall be made available for checking and packaging at least 48 hours prior to the Closing Date or any Date of Delivery, as the case may be, at the offices of the Depositary. Such Depositary Receipts shall be available for the release at the Closing Date or such Date of Delivery, as the case may be, at such office.]

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) In connection with the offering of the Shares, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms and rights of the particular issuance, the names of the Underwriters and the number of the Shares which each severally has agreed to purchase, the name of the Representatives, the price at which the Shares are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement and the Prospectus as the Representatives shall reasonably request.

         (b) The Company will notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Prospectus or the Registration Statement, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for any such purpose, and (vi) of the suspension of the qualification of the





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Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for such purpose of which the Company becomes aware. The Company will use all reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of any Prospectus or suspending such qualification, and, in the event of the issuance of a stop order or any order preventing or suspending the use of any Prospectus or suspending such qualifications, to use all reasonable efforts to promptly obtain the lifting thereof.

         (c) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

         (d) The Company will deliver to the Representatives _________(___) signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (e) The Company will furnish to each. Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (f) If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances





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existing at the time it is delivered to a purchaser, not misleading, and the
Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

         (h) The Company will make generally available to its security holders as soon as practicable, but not later than 50 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds".

         (j) The Company will effect the listing of the Shares on the New York, Chicago, and Pacific Stock Exchanges and on such foreign exchanges where such listing is required by the rules thereof.

         (k) During a period of 90 days from the date of the Price Determination Agreement, the Company will not, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Shares or any security convertible into Shares (except for Shares issued pursuant to this Agreement or pursuant to employee benefit plans).

         (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the typing, printing and distribution of this Agreement and the Price Determination Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including stock transfer taxes, if any, payable upon the sale, issuance and delivery to the Underwriters of the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey,
(viii) the fees, if any, of the National Association of Securities Dealers, Inc., and (ix) the fees and expenses incurred in connection with the listing of the Shares on the exchanges referred to in Section 3(j) hereof.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

         (b)  At Closing Time, the Representatives shall have received:

         (1) The favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                          (ii) The authorized capital stock of the Company is as set forth in the Prospectus under "Description of Capital Stock--General".

                          (iii) [The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Price Determination Agreement, will be validly issued and fully paid and non-assessable.] [The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Deposit Agreement, and when issued and delivered by the Company pursuant to this Agreement and the Deposit Agreement against payment of the consideration set forth in the Price Determination Agreement, the Preferred Stock to be issued in connection with the Shares will be validly issued and fully paid and nonassessable.]

                          (iv) The issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the Certificate of Incorporation or By-laws of the Company or, to the best of their knowledge and information, otherwise.

                          (v) This Agreement [, the Deposit Agreement] and the Price Determination Agreement have each been duly authorized, executed and delivered by the Company.

                          [(__) Assuming due issuance by the Depositary of Depositary Receipts evidencing the Preferred Stock to be delivered by the Company against the deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts are duly and validly issued and the persons in whose names such Depositary Receipts are registered shall be entitled to the rights specified therein and in the Deposit Agreement.]

                          (vi) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission.

                          (vii) At the time the Registration Statement became effective and at the Representation Date, the

         Registration Statement (other than the financial statements and supporting schedules and other financial or statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                          (viii)  The [Common Stock] [Preferred Stock]
         [Depositary Shares] conforms to the description thereof contained in the Prospectus and the form of certificate used to evidence the [Common Stock] [Preferred Stock] [Depositary Shares] is in due and proper form.

                          (ix) The information in the Prospectus under "Description of Capital Stock", to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

                          (x) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                          (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Shares to the Underwriters, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities law; and, to the best of their knowledge and information, the execution, delivery and performance of this Agreement [, the Depositary Agreement] and the Price Determination Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                          (xii) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules and other financial or statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                 (2) The favorable opinion, dated as of Closing Time, of Robert T. McNaney, General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                 (i) To the best of his knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (ii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of his knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction to which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of his knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (iii)  Other than as disclosed in the Registration
         Statement, to the best of his knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                          (iv) To the best of his knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                          (v) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement [, the Deposit Agreement] and the Price Determination Agreement.

                          (vi) The authorized capital stock of the Company is as set forth in the Prospectus under "Description of Capital Stock -- General". The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                          (vii) To the best of his knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                 (3) The favorable opinion, dated as of Closing Time, of ________________, counsel for the Underwriters, with respect to the matters set forth in (i), (iii), (iv) (solely as to preemptive rights arising under the Certificate of Incorporation or By-laws of the Company) and (v) to (viii), inclusive of subsection (b)(1) of this Section.

                 (4)      In giving their opinions required by subsections
(b)(1), (b)(2) and (b)(3), respectively, of this Section, Mayer, Brown & Platt, Mr. McNaney and _______________________ shall each additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (except for financial statements and schedules and other finan-cial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Representation Date or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                 (d) At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included or incorporated by reference into the Registration Statement and Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) any unaudited financial statements and supporting schedules of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference into the Registration Statement and Prospectus, or (B) at a specified date not more than five days prior to the date of the letter, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the most recent financial statements included in or incorporated by reference into the Registration Statement or, during the period from the most recent financial statements included in or incorporated by reference into the Registration Statement to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in or incorporated by reference into the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (e) At Closing Time the Representatives shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                 (f) At the Closing Time, the Shares shall have been approved for listing on the exchanges referred to in Section 3(j) hereof.

                 (g) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (h) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                          (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                          (2) The favorable opinions of Mayer, Brown & Platt, counsel for the Company, and Robert T. McNaney, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b)(1), 5(b)(2) and 5(b)(4) hereof.

                          (3) The favorable opinion of ____________, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

                          (4) A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to their Section 5(h)(4) shall be a date not more than five days prior to such Date of Delivery.

                 If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7, and 8 hereof shall remain in effect.


                 SECTION 6. Indemnification.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by you to represent the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (x) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (y) if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in a Prospectus and (i) any such loss, liability, claim, damage or expense suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased the Shares which are the subject thereof from such Underwriter in the offering and (ii) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act or the 1933 Act Regulations.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liability, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Price Determination Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Section 6, 7 and 8 hereof shall remain in effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Shares which it or they are obligated to purchase under this Agreement and the Price Determination Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Shares, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                 (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

               No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

               In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o _______, ______, ______, attention of _________; notices to the Company shall be directed to it at 1 N. Field Ct., Lake Forest, Illinois 60045-4811, attention of Robert T. McNaney, General Counsel.

               SECTION 12. Parties. This Agreement and the Price Determination Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Price Determination Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Price Determination Agreement or any provision herein or therein contained. This Agreement and the Price Determination Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

               SECTION 13. Governing Law and Time. This Agreement and the Price Determination Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                  Very truly yours,



                                  BRUNSWICK CORPORATION

                                  By:
                                     ------------------------------
                                     Name:
                                     Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:


By
  -----------------------------------------
  Name:
  Title:


For themselves and as Representatives of the other Underwriters named in Schedule A attached to the Purchase Agreement.

                                   SCHEDULE A

                                                            Number
  Name of Underwriter                                       of Securities
  -------------------                                       -------------





                                                            ________________

  Total . . . . . . . . . . . . . . . . . . . . . . . .              SHARES
                                                            ================

                                                                       Exhibit A


                             BRUNSWICK CORPORATION
                            (a Delaware corporation)



                                    [EQUITY]
                         PRICE DETERMINATION AGREEMENT


                               ____________, 199_


- -------------------------------

- -------------------------------


As Representatives of the several Underwriters

Ladies and Gentlemen:

                 Reference is made to the Purchase Agreement, dated ______, 199___ (the "Purchase Agreement"), between Brunswick Corporation, a Delaware corporation (the "Company"), and the several Underwriters named in Schedule A
thereto or hereto (the "Underwriters"), for whom    _____ _________ and
_______________ are acting as representatives (the "Representatives"). The Purchase Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of ___________ shares (the "Initial Shares") of [the Company's common stock, par value $.75 per share,] [the Company's preferred stock, par value $.75 per share,] [certain depositary shares representing shares of its preferred stock, par value $.75 per share, of the Company]. This Agreement is the Price Determination Agreement referred to in the Purchase Agreement.

         Pursuant to Section 2 of the Purchase Agreement, the undersigned agree with the Representatives [as set forth in Schedule I hereto] [as follows:

                 1. The initial public offering price per share for the Initial Shares shall be $________.

                 2. The purchase price per share for the Initial Shares to be paid by the several Underwriters shall be $________ representing an amount equal to the initial public offering price set forth above, less $____ per share.]

                 The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section l(a) of the Purchase Agreement are accurate as though expressly made at and as of the date hereof.

                 As contemplated by Section 2 of the Purchase Agreement, attached as Schedule A is a completed list of the several Underwriters, which shall be a part of this Agreement and the Purchase Agreement.

                 This Agreement shall be governed by the law of the State of New York.

                 If the foregoing is in accordance with your understanding of the agreement between the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Purchase Agreement shall be a binding agreement between the Underwriters and the Company in accordance with its terms and the terms of the Purchase Agreement.

                                  Very truly yours,

                                  BRUNSWICK CORPORATION



                                  By:  _______________________
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:


By:________________________
   Name:
   Title:

For themselves and as Representatives of the other Underwriters named in Schedule A attached to the Purchase Agreement.

                                   SCHEDULE I

TITLE OF DESIGNATED PREFERRED STOCK (DEPOSITARY SHARES):
STATED VALUE PER SHARE:
NUMBER OF SHARES OF DESIGNATED PREFERRED STOCK (DEPOSITARY SHARES):

         NUMBER OF SHARES OF FIRM PREFERRED STOCK (DEPOSITARY SHARES):

         MAXIMUM NUMBER OF OPTIONAL PREFERRED SHARES (DEPOSITARY SHARES):

[NUMBER OF SHARES OF DESIGNATED PREFERRED STOCK REPRESENTED BY EACH DESIGNATED DEPOSITARY SHARE:]

LIQUIDATION VALUE:

INITIAL OFFERING PRICE TO PUBLIC:
         [$         per (Depositary) Share][Formula]

PURCHASE PRICE BY UNDERWRITERS:
         [$         per (Depositary) Share][Formula]

COMMISSION PAYABLE TO UNDERWRITERS:
         [$         per (Depositary) Share]

DIVIDEND RATE:
         [Formula]

DIVIDEND PAYMENT DATES:
         [months and dates]

VOTING RIGHTS:

REDEMPTION PROVISIONS:
         [No provisions for redemption.]

         [The Designated Preferred Stock (Depositary Shares) may be redeemed in
         whole or in part at the option of the Company, on or after            ,
                             at the following redemption prices:

                                      Year                                Price

Redemption

         and thereafter at $          per share, together in each case with
         dividends for the then-current dividend period.]

         [on any dividend payment date falling on or after           ,
                , at the election of the Company, at a redemption price equal to the stated amount thereof, plus accrued dividends to the date of redemption.]

         [Other redemption provisions:]
         [Other terms and conditions:]

CONVERSION PROVISIONS:

         [No provisions for conversion.]

         [The Designated Preferred Stock (Depositary Shares) may be converted in whole or in part at the option of [the Holder] [or of the Company],
         on or after                     ,             at the following
         conversion ratio: [conversion formula]

         [Other conversion provisions:]
         [Other terms and conditions:]

DATE OF BOARD OR COMMITTEE RESOLUTION ESTABLISHING THE TERMS AND CONDITIONS OF THE DESIGNATED PREFERRED STOCK (DEPOSITARY SHARES):

FIRST TIME OF DELIVERY:

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

CLOSING LOCATION:

NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives:
         Address for Notices, etc:

OTHER TERMS:*



- ---------------
* A description of particular tax, accounting or other unusual features of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to an understanding of the transaction contemplated. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.